EXHIBIT 10.1
FIRST AMENDMENT TO LOAN AGREEMENT
     This First Amendment to Loan Agreement (this “Amendment”) is entered into as of June 8, 2005 between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”), and WINSTON SPE II LLC, a Delaware limited liability company (“Borrower”).
Recitals
     A. Lender and Borrower have previously entered into a certain Loan Agreement, dated as of March 11, 2005 (“Agreement”). Terms used and not otherwise defined in this Amendment shall have the meanings attributed to them in the Agreement, which is incorporated into this Amendment by this reference as if fully set forth herein. As the context may require, section references in this Amendment shall refer to the designated section of the Agreement.
     B. Pursuant to Schedule 8.20(2) of the Agreement, Borrower is obligated to, among other things, satisfy the Agency Agreement Requirement within 60 days after the Closing Date, as such 60-day period has heretofore been extended for another 30 days (collectively, the “Delivery Period”).
     C. Borrower has requested that Lender extend the Delivery Period for an additional 30 days and, subject to and in accordance with the provisions of this Amendment, Lender agrees thereto.
     D. Lender and Borrower desire to amend the Agreement as hereinafter provided to reflect the foregoing agreements of the parties and such other matters as hereinafter set forth.
Agreements
          NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:
     1. Extension of Delivery Period. The Delivery Period hereby is extended for a period of 30 days and shall expire on July 8, 2005.
     2. Borrower’s Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:
     (a) that there are no offsets, counterclaims or defenses of any kind or nature whatsoever existing against the indebtedness evidenced by the Note or the Agreement, or otherwise relating to any of the Obligations, and that it has no claim for or right to reimbursement from Lender of any sums heretofore paid to Lender on account of the Loan, whether by way of interest payments, principal payments, commitment fees or for any other reason; and
     (b) that all of the representations and warranties made by it under any of the Loan Documents to which it is a party (i) are true, complete and correct in all material respects on the date hereof, (ii) are hereby expressly restated by it and incorporated herein by this reference, and (iii) are made with respect to the Loan Documents as the same have been amended by this Amendment and by all additional amendments, modifications, renewals, substitutions and replacements of the Loan Documents and all new Loan Documents executed by Borrower in connection herewith.
     3. Confirmation and Ratification. Borrower covenants to pay the Loan and perform the other Obligations as provided in the Agreement and other Loan Documents. Borrower acknowledges and confirms that the outstanding principal of the Loan as of this date is Sixty Five Million One Hundred Thousand and 00/100 Dollars ($65,100,000.00) and that interest on the Loan has been paid through May 31, 2005. Except as expressly modified pursuant to the terms and conditions of this Amendment or of any of the other Loan Documents executed in connection herewith, all of the terms, covenants and conditions of the Note, the Agreement and all of the other Loan Documents shall continue unamended and in full force and effect, and Borrower hereby confirms, ratifies and reaffirms all of such terms, covenants and conditions.
     4. Severability. In case any one or more of the provisions of this Amendment shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions shall be in no way affected, prejudiced or disturbed thereby.
     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one Amendment
     6. Conflicting Provisions. This Amendment is intended to supplement the Agreement, and the provisions of this Amendment shall be construed to the maximum extent possible in the manner necessary to avoid any conflict among their respective terms and conditions. In the event of any irreconcilable conflict between this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.
     7. Headings. The headings of the Sections of this Amendment are for convenience and reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
     8. Joinder Party. Winston Hotels, Inc., solely in its capacity as Joinder Party under that certain Joinder (the “Joinder”), dated as of March 11, 2005, by Joinder Party in favor of Lender, hereby consents to the foregoing provisions of this Amendment and executes this Amendment for the sole purpose of indicating such consent. Joinder Party affirms that the Joinder shall remain in full force and effect.
     EXECUTED as of the date first written above.

LENDER:
GENERAL ELECTRIC CAPITAL CORPORATION, Delaware corporation

By:	/s/ Maria R. Fonseca

Name:	Maria R. Fonseca
Title:	Senior Operations Manager

BORROWER:
WINSTON SPE II LLC, a Delaware limited liability company

By:	/s/ Brent W. West

Name:	Brent W. West
Title:	Vice President, Chief Accounting Officer

JOINDER PARTY:
WINSTON HOTELS, INC., a North Carolina corporation

By:	/s/ Brent W. West

Name:	Brent W. West
Title:	Vice President, Chief Accounting Officer